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                                                                 EXHIBIT 99.1
                              BERKSHIRE PROXY CARD
                                     PROXY
                             BERKSHIRE BANCORP INC.
        SPECIAL MEETING OF STOCKHOLDERS -- [                    ], 2000

                SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                             BERKSHIRE BANCORP INC.

    The undersigned hereby constitutes and appoints Steven Rosenberg and Moses Marx, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to appear at the Special Meeting of Stockholders of Berkshire Bancorp Inc. to be
held on the [  ] day of [       ], 2000, and at any postponement or adjournment
thereof, and to vote all of the shares of the Berkshire Bancorp Inc. which the undersigned is entitled to vote, with all the powers and authority the undersigned would possess if personally present.

    BOTH PROXY AGENTS PRESENT AND ACTING IN PERSON OR BY THEIR SUBSTITUTES (OR, IF ONLY ONE IS PRESENT AND ACTING, THEN THAT ONE) MAY EXERCISE ALL THE POWERS CONFERRED BY THIS PROXY. DISCRETIONARY AUTHORITY IS CONFERRED BY THIS PROXY AS TO CERTAIN MATTERS DESCRIBED IN THE BERKSHIRE BANCORP INC.'S PROXY STATEMENT.

                  (continued and to be signed on reverse side)





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    THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS TO THE CONTRARY ARE
INDICATED, THE PROXY AGENTS INTEND TO VOTE FOR APPROVAL OF THE PROPOSAL.

    Please mark your votes as indicated in this example [x]

PROPOSAL: To consider and vote upon a proposal to approve the Agreement and Plan of Reorganization dated as of August 16, 2000. That merger agreement provides that GSB Financial Corporation will be merged with and into Berkshire. Subject to limitations described in the merger agreement, each outstanding share of GSB common stock will be converted into either 0.6027 shares of Berkshire common stock or $20.75 in cash, as each GSB stockholder elects, all as more fully described in the joint proxy statement/prospectus.

             [ ] FOR             [ ] AGAINST             [ ] ABSTAIN

    The undersigned hereby acknowledges receipt of Berkshire Bancorp Inc.'s Notice of Berkshire Bancorp Inc.'s Special Meeting of Stockholders and the Joint Proxy Statement/Prospectus relating thereto.

                                                    DATE: _______________ , 2000
                                                      (Please date this Proxy)

                                                    ____________________________

                                                    ____________________________
                                                            Signature(s)

                                                    It would be helpful if you
                                                    signed your name exactly as
                                                    it appears on your stock
                                                    certificate(s), indicating
                                                    any official position or
                                                    representative capacity. If
                                                    shares are registered in
                                                    more than one name, all
                                                    owners should sign.

 PLEASE DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE
                                 PAID ENVELOPE.